UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On March 11, 2025, J.B. Hunt Transport Services, Inc. (the “Company”), and its wholly-owned subsidiary, J.B. Hunt Transport, Inc. (“Transport”), as guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters, for the issuance and sale by the Company of $750 million in aggregate principal amount of its 4.900% Senior Notes due 2030 (the “Notes”). The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-270011) (the “Registration Statement”).

On March 13, 2025, the Company, Transport and Computershare Trust Company, N.A. (successor-in-interest to Wells Fargo Bank, National Association), as Trustee (the “Trustee”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of March 1, 2019 (the “Base Indenture”), among the Company, Transport and Wells Fargo Bank, National Association, as Trustee (together with the Second Supplemental Indenture, the “Indenture”), providing for issuance of the Notes. The Indenture provides, among other things, that the Notes will be unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior debt. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Transport and any other subsidiary of the Company that in the future becomes a borrower or a guarantor under the Company’s revolving credit agreement. Interest is payable on the Notes semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2025. The Notes will mature on March 15, 2030. Prior to February 15, 2030, the Company may redeem for cash, at any time or from time to time, in whole or in part, the Notes, at the redemption price specified in the Indenture. On and after February 15, 2030, the Company may redeem for cash at any time or from time to time, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes plus any unpaid interest accrued to the date of redemption. The terms of the Indenture, among other things, may limit the ability of the Company to incur additional debt secured by liens, engage in sale and leaseback transactions, and merge or consolidate with, or transfer all or substantially all of its assets to, another entity. The Indenture provides for customary events of default.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Underwriting Agreement , the Base Indenture, the Second Supplemental Indenture and the form of Note, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety. A copy of the opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is also filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain exhibits related to the offering of the Notes that are to be incorporated by reference into the Registration Statement.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of March 11, 2025, among the Company, Transport, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1
Base Indenture, dated as of March 1, 2019, by and among the Company, Transport and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 1, 2019).

4.2
Second Supplemental Indenture, dated as of March 13, 2025, by and among the Company, Transport and Computershare Trust Company, N.A. (successor-in-interest to Wells Fargo Bank, National Association), as Trustee (including the form of Note attached as an exhibit thereto).

4.3	Form of 4.900% Senior Note due 2030 (included in Exhibit 4.2).

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 13th day of March, 2025.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ Shelley Simpson
Shelley Simpson President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ John Kuhlow
John Kuhlow Chief Financial Officer, Executive Vice President (Principal Financial Officer)